Exhibit 24.5


                           DATA SYSTEMS CORPORATION

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Michael W. Grieves and Philip M. Goy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to sign a certain Registration Statement on Form S-3 to be filed by Data Systems Network Corporation and any and all amendments thereto, and any registration statement for registering additional shares of Data Systems Network Corporation's Common Stock comprising the same offering for which the Form S-3 will be filed and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in any about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  December 13, 1996         /S/ Jerry A. Dusa
                                  ------------------------------
                                  Jerry S. Dusa
                                  Vice President - Finance and
                                  Chief Financial Officer